Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
Robert Wilson – Chief Financial Officer	Alison Ziegler 212/554-5469
520/747-6600

AT HAHN PUBLIC COMMUNICATIONS

Jeff Hahn

512-344-2017

FOR IMMEDIATE RELEASE

Providence Service Corporation Agrees to Acquire Matrix Medical Network -
The Leading National Provider of In-home Health Assessment and Care

Management Services

TUCSON and SCOTTSDALE, ARIZONA – September 18, 2014 -- The Providence Service Corporation (Nasdaq: PRSC), a leader in the management and provision of human social services, innovative global employment services and non-emergency transportation through a variety of government-sponsored programs, announced today that it has entered into an agreement to acquire CCHN Group Holdings, Inc. (“Matrix Medical Network” or “Matrix”), a Scottsdale, Arizona provider of in-home health assessment and care management services and a portfolio company of Welsh, Carson, Anderson & Stowe XI, L.P. (“Welsh Carson”). Matrix is a leading provider of health risk assessments for Medicare Advantage health plans and risk bearing providers with a national footprint across 33 states. The acquisition expands Providence’s clinical capabilities and home based services with the addition of operations which include over 600 nurse practitioners.

Providence will acquire Matrix for an aggregate purchase price of $400 million, comprised of $360 million in cash payable at closing and 946,722 shares of Providence common stock with a value of $40 million as of close of trading yesterday. Of the shares issued, the majority of which will be held by Welsh Carson, 50% will be subject to a one-year lock-up agreement and the remaining 50% will be subject to a two-year lock up agreement. The acquisition is anticipated to close as early as the fourth quarter of 2014, subject to customary regulatory approvals and closing conditions, and is expected to be accretive to earnings per share in 2015.

Matrix pioneered the use of a nationwide nurse practitioner network to bring healthcare to Medicare Advantage members where it is needed most—in the home. By delivering care in a comfortable and relaxed home setting, Matrix’s nurse practitioners are able to engage, evaluate and educate patients more effectively about managing their care. These skilled clinicians can identify and help coordinate a broad range of care needs by collaborating with primary care providers, health plans and community resources.

Over the last five years, Matrix has experienced exceptional growth and financial performance, generating $187 million in revenue for the twelve months ended June 30, 2014.

“The acquisition of Matrix adds a new growth vertical for Providence that is complementary to our current business lines and leverages our core competencies, including working with government sponsored programs,” said Providence CEO Warren Rustand. “Like Providence, Matrix has developed innovative product offerings designed to reduce medical costs while improving the quality of care. This acquisition diversifies our payer base and provides industry leading technology and a highly scalable operational infrastructure. Matrix also brings a strong management team with solid client relationships and a proven track record of delivering high quality services. We look forward to working with them under the Providence umbrella as we build a pre-eminent healthcare services company.”

The existing Matrix management team will join Providence and bring their deep industry and operational experience to the Providence platform. Randy Dobbs, Matrix CEO, announced that he will transition into an advisory role after the acquisition is complete and that Walt Cooper, currently Matrix’s Chief Operating Officer, will assume leadership of Matrix as Chief Executive Officer. Walt will report directly to Warren Rustand.

“We couldn’t be more excited about joining the Providence family,” said Walt Cooper. “We have a shared commitment to improving care and outcomes while serving patients in their own homes. We also see significant growth opportunities within our core assessment business both in adjacent markets and product offerings. Together with Providence, our combined scale and collective capabilities will allow us to deliver even greater value to patients, payers, and providers.”

Providence Chairman, Chris Shackelton, added, “We are enthusiastic to be partnering with Matrix and their talented management team to deliver important healthcare services across broader markets and communities. Matrix’s offerings drive both clinical outcomes and system wide cost savings that are in line with our priority to increase efficiencies and improve the quality of care across the healthcare system. Strategically, this acquisition provides access to the Medicare Advantage market which is experiencing rapid growth due to an expanding senior population. From a financial perspective, adding Matrix to Providence’s strong portfolio of businesses allows us to support increased leverage. We are acquiring a high quality company, which will be a meaningful contributor as we continue to build long term value for our shareholders.”

Providence has received financing commitments from Bank of America Merrill Lynch, RBC Capital Markets, and SunTrust Robinson Humphrey to fund the cash portion of the purchase price. RBC Capital Markets served as exclusive financial advisor, Paul Hastings LLP served as legal counsel to Providence in connection with the transaction and the financing, and Skadden, Arps, Slate, Meagher & Flom LLP also advised on the financing. TripleTree, LLC served as exclusive financial advisor and Ropes & Gray LLP served as legal counsel to Matrix Medical Network and Welsh Carson.

Conference Call

Providence will host a conference call Friday, September 19, 2014 at 10:00 a.m. EDT (7:00a.m. PDT/MST) to discuss the details of the Matrix Medical Network acquisition. Interested parties are invited to listen to the call live over the internet at http://investor.provcorp.com. The call is also available by dialing (877) 280-4962 or (857) 244-7319 and by using the passcode 62937808. A replay of the teleconference will be available on http://investor.provcorp.com. A replay will also be available until September 26, 2014 by dialing (888) 286-8010 or (617) 801-6888 and using passcode 91357368.

About Providence Service Corporation

Providence is a Tucson, Arizona-based company that provides and manages government sponsored human services, innovative global employment services and non-emergency transportation services. It offers: (1) non-emergency transportation management services to state Medicaid programs, local government agencies, hospital systems, health maintenance organizations, private managed care organizations and commercial insurers, as well as to individuals with limited mobility, people with limited means of transportation, people with disabilities and Medicaid members (2) home- and community-based counseling services, which include home-based and intensive home-based counseling, workforce development, substance abuse treatment services, school support services and correctional services; (3) foster care and therapeutic foster care services; (4) case management, referral and monitoring services; and (5) social improvement, employment and welfare services to various international government bodies and corporations. Providence is unique in that it provides and manages its human services primarily in the client’s own home or in community based settings, rather than in hospitals or treatment facilities and provides its non-emergency transportation services through local transportation providers rather than an owned fleet of vehicles. The Company provides a range of services through its direct entities to approximately 59,900 and 250,500 human services and workforce development services clients, respectively, with approximately 19.5 million individuals eligible to receive the Company's non-emergency transportation services. Its workforce development services include 160 delivery sites spanning 10 countries.

About Matrix Medical Network

Matrix Medical Network is headquartered in Scottsdale, Ariz., and provides in-home health assessment and care management services that help health plans provide high-quality care at a lower cost. For more information, visit www.MatrixForMe.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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